Exhibit 10.12

PURCHASE AND SALE AGREEMENT

by and between

SELECT RESOURCES CORPORATION, INC.

and

COLUMBIA RIVER CARBONATES

Dated as of December 21, 2010

TABLE OF CONTENTS

ARTICLE 1                       Definitions

Section 1.01                           Defined terms

Affiliate
Agreement
Assets
Assumed Liabilities
Assignment of Tidelands Lease ADL-106300
Bill of Sale, Assignment, and Assumption Agreement
Business Day
Calder Mine Business
Certificates of Title
Closing
Closing Date
Code
Deed of Trust
Diesel Spills
Employee Plans
Encumbrance
Environmental Laws
Equipment, Fixtures, and Inventories
ERISA
Governmental Authority
Hazardous Material
Information
Knowledge
Legal Requirements
Letter Agreement
Occupational Safety and Health Laws
Operative Documents
Party; Parties
Permits
Permitted Encumbrances
Person
Personal Property
Preliminary Commitment for Title Insurance
Promissory Note
Purchase Price
Purchaser
Real Property
Release

i

Retained Liabilities
Seacal
Sealaska
Seller
Taxes
Tidelands Lease ADL-106300
WARN Act
Warranty Deed

Section 1.02                           Construction

ARTICLE 2                       Sale and Purchase

Section 2.01                           Sale and Purchase of Assets
Section 2.02                           Excluded Assets
Section 2.03                           Purchase Price
Section 2.04                           Payment of Purchase Price
Section 2.05                           Liabilities
Section 2.06                           Allocation of Purchase Price

ARTICLE 3                       Representations and Warranties of Seller

Section 3.01                           Organizational Status; Power and Authority
Section 3.02                           Duly Executed
Section 3.03                           No Breach, Etc.
Section 3.04                           Litigation
Section 3.05                           Changes, Etc.
Section 3.06                           Title to Assets
Section 3.07                           Inclusiveness of Assets
Section 3.08                           Certain Operational and Regulatory Matters
Section 3.09                           Brokers

ARTICLE 4                       Representations and Warranties of Purchaser

Section 4.01                           Organizational Status; Power and Authority
Section 4.02                           Duly Executed
Section 4.03                           Financial Arrangements of Purchaser
Section 4.04                           Brokers
Section 4.05                           Due Diligence

ARTICLE 5                       Certain Covenants of the Parties

Section 5.01                           Obligations of Seller Prior To Closing
Section 5.02                           Obligations of Parties Following Closing

ARTICLE 6                       Conditions Precedent

Section 6.01                           Closing Conditions
Section 6.02                           Conditions To Obligations of Purchaser
Section 6.03                           Conditions To Obligations of Seller

ARTICLE 7                       Closing

Section 7.01                           Closing

ARTICLE 8                       Termination Prior To Completion of Closing

Section 8.01                           Generally
Section 8.02                           Effect of Termination

ARTICLE 9                       Indemnification; Disclaimer

Section 9.01                           Indemnification
Section 9.02                           Disclaimer

ARTICLE 10                       Default After Closing

Section 10.01                           Default

ARTICLE 11                       [INTENTIONALLY LEFT BLANK]

ARTICLE 12                       Miscellaneous

Section 12.01                           Entire Agreement
Section 12.02                           Modification
Section 12.03                           Extension and Waiver
Section 12.04                           Further Actions
Section 12.05                           Notices
Section 12.06                           Assignment
Section 12.07                           No Third Party Beneficiaries
Section 12.08                           Counterparts
Section 12.09                           Applicable Law
Section 12.10                           Survival
Section 12.11                           Facsimile and Other Signatures

EXHIBITS, SCHEDULES, and APPENDICES

Exhibit A                Real Property
Exhibit B                Personal Property

Schedule 1:     Certain Equipment, Fixtures, and Inventories

Exhibit C                 Warranty Deed
Exhibit D                 Assignment of Tidelands Lease ADL-106300
Exhibit E                  Bill of Sale, Assignment, and Assumption Agreement
Exhibit F                  Certificates of Title

Appendix 1:            Letter Agreement among Seller and Prior Owners

Appendix 2:            Ketchikan Title Agency, Inc.--Preliminary Commitment foir Title Insurance Order No. 28195

Appendix 3:            Copies of all documents relating to DEC File 1545.38.001 (Contaminated Sites Program Database Reckey 2004130124601)

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), effective as of December 21, 2010, by and between SELECT RESOURCES CORPORATION, INC. (“Seller”), a Delaware corporation, and COLUMBIA RIVER CARBONATES, a general partnership (“Purchaser”).

WITNESSETH:

WHEREAS, Seller owns the “Assets” (as defined below), subject to (1) certain rights of SEALASKA CORPORATION (“Sealaska”), an Alaska regional Native corporation, and SEACAL, LLC (“Seacal”), an Alaska limited liability company, (Sealaska and Seacal jointly and severally are referred to herein as “Prior Owners”) that are the subject of the “Letter Agreement” (as defined below) among Seller and Prior Owners, and (2) the “Deed of Trust” (as defined below) in favor of Sealaska securing the “Promissory Note” (as defined below) on which $1,000,000 remains owing; and

WHEREAS, Prior Owners have agreed pursuant to the Letter Agreement to reconvey and release all such rights and the Deed of Trust upon receipt of payment in full of the $1,000,000 that remains due and owing under the Promissory Note; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Assets pursuant to, in accordance with, and in all respects subject to the provisions of this Agreement,

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

Definitions

Section 1.01     Defined terms. As used herein, the following terms have the following meanings:

“Affiliate” means, (i) with respect to Seller, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Select Resources Corporation, Inc. or Tri-Valley Corporation, Inc. (a Delaware corporation that is the parent corporation of Select Resources Corporation, Inc.), and (ii) with respect to Purchaser, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Bleeck Management, Inc. (an Oregon corporation) or Northwest Carbonates, Inc. (a Delaware corporation). For the purpose of this definition, “control,” when used with respect to any specified Person, means the possession of the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership, or limited liability company interests, by contract, or otherwise.

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“Agreement” means this Purchase and Sale Agreement, as the same may be amended or modified in writing by the Parties from time to time.

“Assets” means the Real Property and the Personal Property.

“Assignment of Tidelands Lease ADL-106300” means an assignment in the form of Exhibit D, to be executed and acknowledged by Seller and Purchaser, and delivered by Seller to Purchaser, pursuant to Sections 7.01(a)(2) and 7.01(b)(2).

“Assumed Liabilities” means those liabilities assumed pursuant to Section 2.05(a).

“Bill of Sale, Assignment, and Assumption Agreement” means a Bill of Sale, Assignment, and Assumption Agreement in the form of Exhibit E, to be executed and acknowledged by Seller and Purchaser, and delivered by Seller to Purchaser, pursuant to Sections 7.01(a)(3) and 7.01(b)(3).

“Business Day” means any day except Saturday, Sunday, and any other day on which banking institutions located in Bakersfield, California, are required or authorized to close.

“Calder Mine Business” means the business of owning and operating the Assets.

“Certificates of Title” means the Certificates of Title issued for those items of Personal Property for which a certificate of title has been issued by the State of Alaska Department of Motor Vehicles pursuant to AS 28.10.201-28.10.401 (2004) (copies of all of which certificates are attached hereto as Exhibit F), the applications for transfer of which are to be executed, acknowledged, and delivered by Seller pursuant to Sections 7.01(a)(4) and 7.01(b)(4).

“Closing” is defined in Section 7.01.

“Closing Date” is the date on which Closing is completed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Deed of Trust” means the deed of trust and security agreement referred to in the Letter Agreement.

“Diesel Spills” means the Releases of diesel fuel described in the documents attached hereto as Appendix 3.

“Employee Plans” means all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident,

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group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow, or other agreement related thereto that (i) is maintained or contributed to by Seller or any other corporation or trade or business controlled by, controlling, or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained or contributed to in the last six (6) years by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits or describes policies or procedures applicable to any current or former director, officer, employee, or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.

“Encumbrance” means any deed of trust, mortgage, pledge, restriction on transfer, assessment, security interest, lien, adverse claim, levy, charge, or other legal or equitable encumbrance of any kind.

“Environmental Laws” means any and all Legal Requirements (including common law) pertaining to the protection of human health (as it relates to exposure to Hazardous Materials), the environment (including, without limitation, any generation, use, storage, treatment, Release, or threatened Release of Hazardous Materials into the indoor or outdoor environment), wildlife or natural resources that is in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business or where the Assets are located, and any binding judicial or administrative interpretation (including, but not limited to, any judicial or administrative order, consent decree, judgment or settlement) thereof, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, and AS 46.03.822 (2004), as amended.

“Equipment, Fixtures, and Inventories” means all buildings, structures, plants, processing facilities, installed equipment, office trailers, office equipment, trailer camps, furnishings, kitchen facilities, pipelines, electric power equipment and facilities, telecommunications equipment and facilities, fuel tanks, waste facilities, docks, mining equipment, crushers, conveyors, trucks, vans, hoppers, trailers, all-terrain vehicles, and other items as are affixed to or situated upon the Real Property or Tidelands Lease ADL-106300 at Closing (but including wherever situated the items described on Schedule 1 attached to

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Exhibit B), together with (1) all fuel, tools, and parts held by Seller for or in connection with any of the foregoing, (2) all warranties (if any) and software licenses (if any) respecting any of the foregoing, and (3) all extracted rock or rock products that have been severed from the Real Property and that remain situated on the Real Property or Tidelands Lease ADL-106300 or in storage at Craig Storage on Prince of Wales Island at Closing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Governmental Authority” means any federal, state, local, foreign or other government, any governmental, regulatory, judicial or administrative agency, bureau, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or governmental tribunal, but does not include Purchaser, Seller, any Affiliates thereof, or any of their respective successors-in-interest.

“Hazardous Material” means any substance, material, or waste that, in such quantity or concentration, is or will be regulated under or pursuant to any Environmental Law as hazardous, toxic, a pollutant, contaminant, solid waste, or words of similar meaning, including but not limited to petroleum, petroleum products, petroleum hydrocarbons, petroleum by-products, crude oil and any components, fractions, or derivatives thereof, methyl tertiary butyl ether, ammonia, asbestos or material containing or presumed to contain asbestos, urea formaldehyde, polychlorinated biphenyls, and other halogenated hydrocarbon compounds.

“Information” means all of the drill core, rock samples, data, maps, files, and records (whether in written, tabular, electronic, photographic, or other form and wherever situated) relating to any or all of the following: the geology of the Real Property or adjoining or nearby lands; the sampling, drilling, mapping, or other analysis (whether of a geologic, chemical, metallurgical, physical, engineering, environmental, or other nature or type) of the Real Property or adjoining or nearby lands, or of samples obtained therefrom; identification or calculation of reserves or resources; engineering associated with the Assets or the Calder Mine Business; construction of improvements on the Real Property or Tidelands Lease ADL-106300 or otherwise for or in connection with the Calder Mine Business; acquisition and maintenance of title to the Real Property; purchase, operation, maintenance, repair, and replacement of the Equipment, Fixtures, and Inventories; acquisition of, and compliance or noncompliance with, all Permits; the mining, processing, transport, shipping, marketing, and sale of minerals or mineral products derived from the Real Property; and the conduct of reclamation or remediation activities in connection with the Calder Mine Business; excluding, however, (a) any and all emails sent or received by Seller respecting the Assets or the Calder Mine Business and (b) any and all confidential and proprietary reports of Seller respecting the Assets or the Calder Mine Business.

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“Knowledge”, when used in the phrases “to Seller’s Knowledge,” “to the Knowledge of Seller” or similar phrases with respect to Seller, means, and shall be limited to, the actual knowledge of the executive officer of Seller or the senior employee of Seller who is responsible for the area of operation of Seller to which such Person’s knowledge relates, and, when used in the phrases “to Purchaser’s Knowledge,” “to the Knowledge of Purchaser” or similar phrases with respect to Purchaser, means, and shall be limited to, the actual knowledge of the executive officer of Purchaser or the senior employee of Purchaser who is responsible for the area of operation of Purchaser to which such Person’s knowledge relates.

“Legal Requirements” means any and all applicable (i) laws (common, constitutional, statutory, and administrative, and including but not limited to Environmental Laws), ordinances, regulations, judgments, orders, writs, injunctions, and decrees of any Governmental Authority and (ii) contracts with any Governmental Authority relating to compliance with matters described in (i) above.

“Letter Agreement” means that certain letter agreement dated December 1, 2010, among Seller and Prior Owners, a copy of which is attached hereto as Appendix 1.

“Occupational Safety and Health Laws” means any and all Legal Requirements (including common law) designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, the Mine Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Operative Documents” means this Agreement; the Warranty Deed; the Assignment of Tidelands Lease ADL-106300; the Bill of Sale, Assignment, and Assumption Agreement; and the applications for transfer of the Certificates of Title.

“Party” means Seller or Purchaser, as the context requires, and “Parties” means, collectively, Seller and Purchaser.

“Permits” means any and all easements, permits, authorizations, determinations, approvals, licenses, exemptions, variances, and orders that are currently in effect and held by Seller in connection with the Assets or the Calder Mine Business.

“Permitted Encumbrances” means, with reference to Seller or the Assets:

(a)	reservations, exceptions, exclusions and limitations set forth in any federal patent, state patent, or other governmental conveyance issued for any of the Real Property;

(b)	reservations, exceptions, exclusions and limitations set forth in Tidelands Lease ADL-106300;

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(c)	special exceptions enumerated in the Preliminary Commitment for Title Insurance;

(d)	liens for Taxes, assessments, and governmental charges not yet delinquent;

(e)
all Legal Requirements and rights of any Governmental Authority, both generally and under any of the Permits (including but not necessarily limited to the right to consent to any transfer of any of the Assets).

“Person” means an individual, corporation, limited liability company, partnership, joint venture, bank, trust, unincorporated organization and/or a government or any department or agency thereof or other entity of any kind.

“Personal Property” means all of the following: the Equipment, Fixtures, and Inventories; the Information; the Permits; all rights to any and all proceeds of condemnation or inverse condemnation of any of the Assets; all rights to any and all insurance proceeds for any damage to or destruction or loss of any of the Assets prior to Closing; and all claims of Seller against third parties relating to any of the Assets (whether choate or inchoate, known or unknown, contingent or noncontingent).

“Preliminary Commitment for Title Insurance” means that certain Preliminary Commitment for Title Insurance, Order No. 28195, issued by Ketchikan Title Agency, Inc., a copy of which is set out in Appendix 2.

“Prior Owners” means Sealaska and Seacal, jointly and severally.

“Promissory Note” means the promissory note referred to in the Letter Agreement.

“Purchase Price” is defined in Section 2.03.

“Purchaser” means Columbia River Carbonates, a general partnership, registered and authorized to transact business in the State of Washington, between Bleeck Management, Inc., an Oregon corporation authorized to transact business in Alaska, and Northwest Carbonates, Inc., a Delaware corporation authorized to transact business in Alaska.

“Real Property” means the real property described in Exhibit A.

“Release” means any depositing, spilling, leaking, pouring, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, or disposing.

“Retained Liabilities” means those liabilities retained pursuant to Section 2.05(b).

“Seacal” means Seacal, LLC, a single-member member-managed Alaska limited liability company.

AGREEMENT—Page 6

“Sealaska” means Sealaska Corporation, an Alaska regional Native corporation.

“Seller” means Select Resources Corporation, Inc., a Delaware corporation authorized to transact business in Alaska.

“Taxes” means unclaimed property and escheat obligations, taxes, charges, fees, levies, penalties or other assessments imposed by any Governmental Authority, including but not limited to, income, excise, real or personal property, sales, use, ad valorem, value added, environmental, transfer, franchise, payroll, withholding, social security (or similar), gross receipts, license, severance, fuel, production, transportation, stamp, occupation, employment, payroll, unemployment, disability or other taxes, including any interest, penalties or additions attributable thereto, whether disputed or not.

“Tidelands Lease ADL-106300” means that certain Tidelands Lease ADL-106300 effective June 1, 1999, and recorded on July 8, 1999, at Book 64, Pages 20-33, Petersburg Recording District, as amended, or its equivalent.

“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state or local legal requirement.

“Warranty Deed” means a Statutory Warranty Deed in the form of Exhibit C, to be executed, acknowledged, and delivered by Seller pursuant to Section 7.01(a)(1).

Section 1.02     Construction. As used in this Agreement: (a) the words “hereof,” “herein,” and “hereunder” and derivative or similar words shall refer to this entire Agreement and not to any particular provision of this Agreement; (b) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (c) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (d) the terms “dollars” and “$” shall mean United States dollars; and (e) unless otherwise specified, all references in this Agreement to times of the day shall be to the time in Ketchikan, Alaska  (the place of Closing). No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

ARTICLE 2

Sale and Purchase

Section 2.01     Sale and Purchase of Assets. Subject to all of the terms and conditions of this Agreement, at the Closing Seller shall sell, transfer, and deliver to Purchaser, and Purchaser (or its designee) shall purchase and accept delivery from Seller of,

(a)	the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances, and

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(b)	the Personal Property, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 2.02     Excluded Assets. The following assets of Seller are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the Closing:

(a)	all cash, cash equivalents, and accounts receivable associated with the Calder Mine Business;

(b)	all minute books and corporate seals;

(c)	all personnel records and other records that Seller is required by law to retain in its possession;

(d)	all claims for refund of Taxes and other governmental charges paid by Seller prior to closing of whatever nature;

(e)	all rights in connection with and assets of the Employee Plans; and

(f)	all rights of Seller under this Agreement or any other Operative Document.

Section 2.03     Purchase Price. The aggregate purchase price for the Assets shall be $2,500,000 (“Purchase Price”), payable to Seller as described in Section 2.04.

Section 2.04     Payment of Purchase Price. Upon execution of this Agreement, Purchaser shall deliver into the trust account of Ketchikan Title Agency, Inc. (the address of which is 57 Main Street, Suite 209, Ketchikan, AK 99901) via wire transfer the sum of $2,500,000. Said amount shall be disbursed by Ketchikan Title Agency, Inc. as follows:

(a)	$1,000,000 shall be paid to the order of Sealaska via wire transfer upon receipt by Ketchikan Title Agency, Inc. from Sealaska and Seacal of the following documents:

(1)	an instrument in the form of Exhibit A attached to the Letter Agreement; and

(2)	both (A) the original Promissory Note and (B) a formal Request for Reconveyance of the Deed of Trust.

Upon payment of $1,000,000 to Sealaska as aforesaid, Ketchikan Title Agency, Inc. shall cancel the Promissory Note by marking the same “PAID IN FULL” and shall deliver the cancelled Promissory Note and the Request for Reconveyance to the trustee under the Deed of Trust, so that said trustee may proceed to reconvey and release the Deed of Trust.

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   (b)           $1,500,000 shall be paid to the order of Seller immediately following

(1)	receipt from Sealaska of the documents described in Section 2.04(a)(1) and 2.04(a)(2) above,

(2)
completion of the Closing as described in Section 7.01 below, except that (A) approval of the assignment of the Tidelands Lease need not have been received yet from the State of Alaska Department of Natural Resources, (B) the Permits (if any) need not have been transferred yet (see Section 5.02 below), and (C) new certificates of title need not have been received yet in response to the applications for the transfer of the Certificates of Title delivered at Closing, and

(3)
confirmation that a policy of title insurance consistent in all respects with the Preliminary Commitment for Title Insurance will be issued to Purchaser (except that the rights of Prior Owners disclosed on the Preliminary Commitment shall not appear as exceptions on the final policy of title insurance).

Ketchikan Title Agency, Inc. shall record the executed Warranty Deed received from Seller pursuant to Section 7.01(a)(1) but (i) shall have no obligations respecting the documents received from Seller pursuant to Sections 7.01(a)(2)-7.01(a)(4) except to deliver the same to Purchaser and (ii) shall have no obligations respecting the documents received from Purchaser pursuant to Sections 7.01(b) except to deliver the same to Seller.

Section 2.05     Liabilities.

(a)      Assumed Liabilities. Purchaser shall assume all unsatisfied obligations to clean up and remediate the Diesel Spills. Except for the liabilities and obligations to be assumed by the Purchaser as set forth herein, the Purchaser will not assume and will not be liable for any liabilities of the Seller, known or unknown, contingent or absolute, accrued or other, and the Assets will be free of all liabilities, obligations, liens, and encumbrances. Without limiting the generality of the foregoing and except as otherwise provided above, the Purchaser will not be responsible for any of the Retained Liabilities.

(b)     Retained Liabilities. Seller shall retain each and every liability of Seller, other than those liabilities expressly assumed by Purchaser pursuant to Section 2.05(a), arising out of or relating to the conduct of the Calder Mine Business prior to the completion of Closing, including but not necessarily limited to the following:

(i)	any liability arising out of or relating to mineral products of Seller sold prior to the completion of Closing;

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(ii)
any liability for Taxes, including (A) any Taxes arising out of or resulting from Seller’s ownership of the Assets or Seller’s conduct of the Calder Mine Business prior to the completion of Closing, (B) any Taxes arising out of or resulting from the sale of the Assets pursuant to this Agreement (including Taxes on any imputed interest income deemed to be received by Seller pursuant to Section 2.04(c)), and (C) any deferred Taxes of any nature;

(iii)
any liability under the Employee Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller’s employees or former employees or both;

(iv)	any liability under any employment, severance, retention, or termination agreement with any employee of Seller;

(v)	any liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Purchaser;

(vi)	any liability arising out of or relating to any Occupational Safety and Health Laws or the WARN Act or the failure to satisfy, meet, or comply with any of the same; and

(vii)	any liability of Seller under this Agreement or any other Operative Document.

Section 2.06     Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

(a)	$2,180,000 of the $2,500,000 to be paid at Closing pursuant to Section 2.04 shall be allocated to the purchase of the Personal Property;

(b)	$320,000 of the $2,500,000 to be paid at Closing pursuant to Section 2.04 shall be allocated to the purchase of the Real Property.

After completion of the Closing, the Parties shall make consistent use of this allocation for all Tax purposes and in all filings, declarations, and reports with the Internal Revenue Service in respect thereof, including the reports required to be filed under Section 1060 of the Code. Purchaser shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS, if said form is required to be filed. In any proceeding related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

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ARTICLE 3
Representations and Warranties of Seller

Seller represents and warrants to Purchaser on the date of this Agreement and on the Closing Date (unless a representation or warranty speaks as of a different date) as follows:

Section 3.01     Organizational Status; Power and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is authorized to transact business in the State of Alaska. Seller has all the requisite corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its properties as, and in the places where, such business now is conducted and where such properties now are owned or leased and operated. Seller has all the requisite corporate power and authority to execute and deliver this Agreement and the other Operative Documents. Seller has all the requisite corporate power and authority to perform its obligations under this Agreement and the other Operative Documents. The execution, delivery, and performance of this Agreement and the other Operative Documents by Seller have been duly authorized by all necessary corporate action on the part of Seller.

Section 3.02     Duly Executed. This Agreement has been duly executed and delivered on behalf of Seller and constitutes, and, when executed and delivered at the Closing in accordance with this Agreement, each of the other Operative Documents shall constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights generally and general principles of equity.

Section 3.03     No Breach, Etc. The execution, delivery and performance of this Agreement and the other Operative Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not result in any conflict with or breach or violation of or default under Seller’s articles of incorporation or bylaws.

Section 3.04     Litigation. Except as set forth in Appendix 3, there are no actions, suits, proceedings, orders, investigations, or claims pending or, to Seller’s Knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality or, to Seller’s Knowledge, any governmental investigations or inquiries; and, to the Knowledge of the Seller, there is no basis for any of the foregoing.

Section 3.05     Changes, Etc. Since the date of execution of this Agreement, (i) there has not been any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any of the Assets; and (ii) no event or circumstance has occurred or condition has arisen that has had or is reasonably likely to have a material adverse effect on Seller or any of the Assets.

Section 3.06     Title to Assets. Seller has good and marketable title to the Real Property, free and clear of any Encumbrances other than Permitted Encumbrances; provided, however, that all rights of Prior Owners in, to, under, or respecting the Real Property must be eliminated at

AGREEMENT—Page 11

Closing. Seller has good title to the Personal Property, free and clear of any Encumbrances other than Permitted Encumbrances; provided, however, that all rights of Prior Owners in, to, under, or respecting the Personal Property must be eliminated at Closing; and provided, further, however, that (a) Seller makes no representations or warranties respecting the good standing of any of the Permits and (b) the disclaimer set forth in Section 9.02 below is incorporated herein. Seller enjoys peaceful and undisturbed possession of the Assets. Except for the Diesel Spills, Seller to its Knowledge has not violated and is not in violation of any provision of any Permit.

Section 3.07     Inclusiveness of Assets. The Assets comprise all of the real property or interests therein, buildings, structures, plants, processing facilities, installed equipment, office trailers, office equipment, trailer camps, furnishings, kitchen facilities, pipelines, electric power equipment and facilities, telecommunications equipment and facilities, fuel tanks, waste facilities, docks, mining equipment, crushers, conveyors, trucks, vans, hoppers, trailers, all-terrain vehicles, fuel, tools, parts, supplies, drill core, rock samples, data, maps, files, records, permits, authorizations, determinations, approvals, licenses, exemptions, variances, orders, and other interests and rights (whether choate or inchoate, known or unknown, contingent or noncontingent) held or used by Seller as of the date of execution of this Agreement for or in connection with its conduct of the Calder Mine Business.

Section 3.08     Certain Operational and Regulatory Matters.

(a)       To the Knowledge of Seller, the Assets are owned and operated, and the Calder Mine Business has been conducted by Seller, except for the Diesel Spills, in compliance with the provisions of the Permits and applicable Legal Requirements.

(b)       The estimated cost of cleaning up and remediating the Diesel Spills, as described in Appendix 3, is fair and reasonable.

Section 3.09      Brokers. No investment banker, financial advisor, broker, or finder has acted for or on behalf of Seller or any Affiliate of Seller in connection with this Agreement or the transactions contemplated by this Agreement. No investment banker, financial advisor, broker, or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on promises, covenants, agreements, arrangements, or understandings made by or on behalf of Seller or any Affiliate of Seller for which Purchaser or Seller has or will have any liabilities or obligations (contingent or otherwise).

ARTICLE 4
Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller on the date of this Agreement and on the Closing Date (unless a representation and warranty speaks as of a specified date) as follows:

Section 4.01      Organizational Status; Power and Authority. Purchaser is a general partnership, registered and authorized to transact business in the State of Washington, of Bleeck Management, Inc., a corporation duly organized, validly existing, and in good standing under the

AGREEMENT—Page 12

laws of the State of Oregon and authorized to transact business (but not yet registered) in Alaska, and Northwest Carbonates, Inc., a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and authorized to transact business (but not yet registered) in Alaska.  Bleeck Management, Inc. has all the requisite corporate and partnership power and authority to execute and deliver this Agreement and the other Operative Documents on behalf of Purchaser and to cause Purchaser to perform its obligations under this Agreement and the other Operative Documents. The execution, delivery, and performance of this Agreement and the other Operative Documents by Bleeck Management, Inc.  on behalf of Purchaser have been duly authorized by all necessary corporate action on the part of Bleeck Management, Inc. and Northwest Carbonates, Inc. and all necessary partnership action by Purchaser.

Section 4.02      Duly Executed. This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes, and, when and to the extent executed and delivered at the Closing in accordance with this Agreement, each of the other Operative Documents shall constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights generally and general principles of equity.

Section 4.03      Financial Arrangements of Purchaser. Purchaser will have at the Closing adequate sources of funds to enable it to pay that portion of the Purchase Price that will be due and owing hereunder at that time and to effect the transactions contemplated hereby.

Section 4.04      Brokers. No investment banker, financial advisor, broker, or finder has acted for or on behalf of Purchaser or any Affiliate of Purchaser in connection with this Agreement or the transactions contemplated by this Agreement. No investment banker, financial advisor, broker, or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on promises, covenants, agreements, arrangements, or understandings made by or on behalf of Purchaser or any Affiliate of Purchaser for which Purchaser or Seller has or will have any liabilities or obligations (contingent or otherwise).

Section 4.05      Due Diligence. Purchaser has completed to its satisfaction any and all investigations or analyses that it wished to perform respecting the Assets or Seller.

ARTICLE 5
Certain Covenants of the Parties

Section 5.01      Obligations of Seller Prior To Closing.

(a)        Maintenance of Assets. From the date of this Agreement and until the Closing, except as is otherwise approved by Purchaser in writing (which approval shall not be unreasonably withheld or delayed), Seller shall maintain (i) its ownership of the Assets as represented in Article 3 and (ii) the Assets in their present location and condition.

(b)        Access and Information. From the date of this Agreement and until the Closing, except as is otherwise approved by Purchaser in writing (which approval shall not be

AGREEMENT—Page 13

unreasonably withheld or delayed), Seller shall give to Purchaser and its officers, employees, agents, and representatives appropriate access, at all reasonable times and at Purchaser’s expense, to the Assets, books, files, records, and officers of Seller and its agents, including legal representatives and accountants, as such relate to the Assets and the Calder Mine Business.

Section 5.02      Obligations of Parties Following Closing. From time to time after the Closing Date, each Party shall execute and deliver such certificates, agreements, conveyances, assignments, certificates of title, and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties agree that (a) Purchaser shall have primary responsibility for the preparation and filing of all applications and related materials with any Governmental Authority or other Person to obtain any and all approvals or consents required in connection with the transfer of any of the Assets and (b) Seller shall cooperate fully with Purchaser in Purchaser’s efforts to obtain any and all approvals or consents required in connection with the transfer of the Assets. Except as provided for herein below, Purchaser shall bear all of the out-of-pocket costs and expenses (e.g., escrow fees, recording fees, title insurance premiums, or filing fees imposed by any Governmental Authority) incurred by either Party in connection with the transactions contemplated by this Agreement (including but not limited to obtaining any and all approvals or consents required in connection with the transfer of the Assets). Each Party shall be responsible for its own attorneys' fees.

ARTICLE 6
Conditions Precedent

Section 6.01      Closing Conditions. The respective obligations set forth herein of Purchaser and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or before the Closing Date, of the conditions set forth in Section 6.02 (in the case of the obligations of Purchaser) and of the conditions set forth in Section 6.03 (in the case of the obligations of Seller). Any of the following conditions may be waived in whole or in part by the Party whose obligation to perform at Closing is subject to such condition.

Section 6.02      Conditions to Obligations of Purchaser.

(a)        Representations and Warranties of Seller. The representations and warranties of Seller contained in Article 3 shall be accurate in all respects as of the date hereof and as of the Closing Date. Seller shall have duly performed and complied in all material respects with all covenants contained herein that are required to be performed or complied with by it at or before the Closing.

(b)        Officer’s Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and signed by its Chief Executive Officer  certifying, in form reasonably satisfactory to Purchaser and its counsel that, to such officer’s best knowledge and belief, after due inquiry, the conditions set forth in Section 6.02(a) have been fulfilled.

AGREEMENT—Page 14

(c)        Actions at Closing. Seller shall have taken the actions to be taken by Seller at the Closing pursuant to Section 7.01(a).

Section 6.03      Conditions to Obligations of Seller.

(a)        Representations and Warranties of Purchaser. The representations and warranties of Purchaser contained in Article 4 shall be accurate in all respects as of the date hereof and as of the Closing Date. Purchaser shall have duly performed and complied in all material respects with all covenants contained herein that are required to be performed or complied with by it at or before the Closing.

(b)        Officer’s Certificate. Bleeck Management, Inc. on behalf of Purchaser shall have delivered to Seller a certificate, dated the Closing Date and signed by its President, certifying, in form reasonably satisfactory to Seller and its counsel that, to such officer’s best knowledge and belief, after due inquiry, the conditions set forth in Section 6.03(a) have been fulfilled.

(c)        Actions at Closing. Purchaser shall have taken the actions to be taken by Purchaser at the Closing pursuant to Section 7.01(b).

ARTICLE 7
Closing

Section 7.01      Closing. The closing of the purchase and sale of the Assets (the “Closing”) shall take place at the offices of Ketchikan Title Agency, Inc. (the address of which is 57 Main Street, Suite 209, Ketchikan, AK 99901), on December 21, 2010, unless another place and date is agreed to in writing by the Parties. The Closing shall be effective for all purposes at 12:01 a.m., Alaska Time, on the Closing Date.

(a)
At the Closing, the following events shall occur, each of which shall be deemed to have occurred simultaneously with the other events: Seller shall transfer and deliver to Purchaser the Assets by executing, acknowledging (where required), and delivering the following:

(1)	a Warranty Deed in the form of Exhibit C, conveying to Purchaser all of the Real Property other than the interest of Seller under Tidelands Lease ADL-106300;

(2)	an Assignment of Tidelands Lease ADL-106300 in the form of Exhibit D, conveying and assigning to Purchaser the interest and contract rights of Seller under Tidelands Lease ADL-106300;

(3)
a Bill of Sale, Assignment, and Assumption Agreement in the form of Exhibit E, transferring and assigning to Purchaser all of the Personal Property except (A) the rights of Seller under Tidelands Lease

AGREEMENT—Page 15

ADL-106300 and (B) those items of Personal Property that may be transferred only by transfer of Certificates of Title therefor;

(4)
applications for transfer of the Certificates of Title in the form of Exhibit F, transferring to Purchaser all of those items of Personal Property that may be transferred only by transfer of the Certificates of Title therefor.

As provided in Section 2.04 above, Ketchikan Title Agency, Inc. shall record the executed Warranty Deed received from Seller pursuant to Section 7.01(a)(1) but shall have no obligations respecting the documents received from Seller pursuant to Sections 7.01(a)(2)-7.01(a)(4) except to deliver the same to Purchaser.

(b)	At the Closing Purchaser shall accept the transfer and delivery of the Warranty Deed and shall instruct Ketchikan Title Agency, Inc. to record the same.

(c)	As soon as possible following the Closing, Purchaser shall execute and acknowledge (where required) the following, and shall provide to Seller scanned copies as so executed of the following:

(1)
an Assignment of Tidelands Lease ADL-106300 in the form of Exhibit D (accepting the conveyance and assignment to Purchaser of the interest and contract rights of Seller under Tidelands Lease ADL-106300 and agreeing to be bound by the provisions of Tidelands Lease ADL-106300);

(2)
a Bill of Sale, Assignment, and Assumption Agreement in the form of Exhibit E, accepting the transfer and assignment to Purchaser of all of the Personal Property (except (A) Tidelands Lease ADL-106300 and (B) those items of Personal Property that may be transferred only by transfer of Certificates of Title therefor) and assuming the obligations and liabilities described therein; and

(3)
applications for transfer of the Certificates of Title in the form of Exhibit F, accepting the transfer to Purchaser of those items of Personal Property that may be transferred only by transfer of the Certificates of Title therefor.

Ketchikan Title Agency, Inc. shall have no obligations respecting the documents to be executed by Purchaser pursuant to Section 7.01(b) above. Purchaser shall be obligated to see to the filing with the appropriate Governmental Authority the documents described in Section 7.01(b)(1) and the documents described in 7.01(b)(3) above.

AGREEMENT—Page 16

ARTICLE 8
Termination Prior to Completion of Closing

Section 8.01     Generally. Subject to Section 8.02, this Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date, as follows:

(a)	by mutual consent of Purchaser and Seller, upon such terms as they may agree; or

(b)
by Purchaser or Seller if (i) there has been a breach of any representation, warranty, covenant, or agreement on the part of Seller (in the case of termination by Purchaser) or on the part of Purchaser (in the case of termination by Seller), which breach (A) will cause any of the conditions set forth in Section 6.02 (in the case of termination by Purchaser) or Section 6.03 (in the case of termination by Seller) not to be satisfied, and (B) shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from the other party; or (ii) any event shall have occurred which makes it impossible for the conditions set forth in Article 6 hereof to be satisfied, provided that any termination pursuant to this clause (ii) shall not be effective until 20 Business Days after notice thereof is delivered by the Party seeking to terminate to the other Party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the Party receiving such notice and (2) such Party, prior to such 20th Business Day, irrevocably waives satisfaction of such condition based on such event.

A Party shall not be allowed to exercise any right of termination pursuant to Section 8.01 if the event giving rise to the termination right shall be due to the willful failure of such Party seeking to terminate this Agreement to perform or observe in any material respect any of the promises, covenants, or agreements hereof to be performed or observed by such Party.

Section 8.02     Effect of Termination. If this Agreement is terminated as permitted under Section 8.01, such termination shall be without liability of or to any Party to this Agreement; provided, however, that (a) if such termination shall result from the failure of Seller to fulfill a condition to the performance of Purchaser, from the failure of Seller to perform a covenant of this Agreement, or from a material breach by Seller, then Purchaser shall have and may pursue against Seller any and all rights and remedies available at law or in equity, including but not limited to specific performance, and (b) if such termination shall result from the failure of Purchaser to fulfill a condition to the performance of Seller, from the failure of Purchaser to perform a covenant of this Agreement, or from a material breach by Purchaser, then Seller, as liquidated damages for the same, shall be entitled to receive from Ketchikan Title Agency, Inc. $100,000 of the $2,500,000 paid by Purchaser to Seller as described in Section 2.04 above.

AGREEMENT—Page 17

ARTICLE 9
Indemnification; Disclaimer

Section 9.01         Indemnification.

(a)           Indemnification of Purchaser by Seller. Except to the extent (if at all) prohibited by law, Seller shall defend, indemnify, and save harmless Purchaser or any representative thereof from and against any and all losses, damages, liabilities (other than the Assumed Liabilities), expenses, claims, and demands of whatsoever character, direct or indirect, of third parties arising out of or in any way connected with (1) the ownership of, operation of, or conduct of activities upon, with, or respecting the Assets prior to the Closing Date or (2) any of the Retained Liabilities.

(b)           Indemnification of Seller by Purchaser. Except to the extent (if at all) prohibited by law, Purchaser shall defend, indemnify, and save harmless Seller or any representative thereof from and against any and all losses, damages, liabilities (other than the Retained Liabilities), expenses, claims, and demands of whatsoever character, direct or indirect, of third parties arising out of or in any way connected with (1) any of the Assumed Liabilities or  (2) the ownership of, operation of, or conduct of activities upon, with, or respecting the Assets after the Closing Date.

Section 9.02        Disclaimer. Except as otherwise expressly provided in this Agreement or in any other Operative Document, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE NATURE, CONDITION, OR SUITABILITY OF ANY OF THE ASSETS FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO

(A)
ANY EXPRESS OR IMPLIED WARRANTY RESPECTING THE CHARACTER, CONDITION, OR QUALITY OF ANY OF THE REAL PROPERTY OR THE QUANTITY OR QUALITY OF ANY MINERALS OR MINERAL PRODUCTS THAT MIGHT BE FOUND THEREON, THEREIN, OR THEREUNDER OR THAT MIGHT BE EXTRACTED THEREFROM,

(B)	ANY EXPRESS OR IMPLIED WARRANTY RESPECTING THE CHARACTER, CONDITION, OR QUALITY OF ANY OF THE PERSONAL PROPERTY,

(C)
ANY EXPRESS OR IMPLIED WARRANTY RESPECTING THE EXISTENCE, SIZE, OR PROFITABILITY—NOW OR IN THE FUTURE—OF ANY INTERNATIONAL, NATIONAL, OR REGIONAL WHOLESALE OR RETAIL MARKET FOR CALCIUM CARBONATE, LIMESTONE, BUILDING STONE, OR OTHER ROCK PRODUCTS,

(D)	ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY,

AGREEMENT—Page 18

(E)	ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE,

(F)	ANY EXPRESS OR IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,

(G)	ANY EXPRESS OR IMPLIED WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN,

(H)
ANY EXPRESS OR IMPLIED WARRANTY RESPECTING (1) THE SUFFICIENCY OF ANY PERMIT, OR THE PERMITS COLLECTIVELY, FOR THE CONDUCT OF THE CALDER MINE BUSINESS, (2) THE STATUS OF ANY PERMIT, OR (3) THE TRANSFERABILITY OF ANY PERMIT, AND

(I)	ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT,

IT BEING THE EXPRESS INTENTION OF PURCHASER AND SELLER THAT THE ASSETS SHALL BE CONVEYED, TRANSFERRED, AND ASSIGNED TO PURCHASER “AS IS” AND “WHERE IS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INQUIRIES, INVESTIGATIONS, MARKET ANALYSES, AND INSPECTIONS WITH RESPECT TO THE ASSETS AS PURCHASER DEEMS APPROPRIATE AND PURCHASER WILL ACCEPT THE ASSETS “AS IS” AND “WHERE IS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

ARTICLE 10
Default After Closing

Section 10.01       Default. If either Party fails to observe, keep, or perform any provision of this Agreement required to be observed, kept, or performed by such Party after Closing, then a Party aggrieved by such defaulting Party shall have the following options:

(a)	The Party so aggrieved must notify the defaulting Party in writing that it is in default and the defaulting Party shall have thirty (30) Business Days to cure such default.

(b)	If the defaulting Party has been notified in writing and remains in default beyond the thirty (30) Business Days, the aggrieved Party shall have the right to pursue any remedy at law or in equity.

(c)
Notwithstanding any action which an aggrieved Party lawfully takes, the defaulting Party shall be and remain liable for the full performance of all obligations on its part to be performed under this Agreement.

AGREEMENT—Page 19

ARTICLE 11
[INTENTIONALLY LEFT BLANK]

ARTICLE 12
Miscellaneous

Section 12.01 Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the Parties in respect of the subject matter of this Agreement.

Section 12.02 Modification. This Agreement may be modified, amended, or supplemented in any manner and at any time only by a written instrument executed by Purchaser and Seller.

Section 12.03 Extension and Waiver. The Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies by the other Party in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other Party with any of the promises, covenants, agreements, or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party or Parties to be bound thereby, but such extension, waiver, or failure to insist on strict compliance with an obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 12.04 Further Actions. From time to time after the Closing Date, each Party shall execute and deliver such other certificates, agreements, conveyances, assignments, certificates of title, and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

Section 12.05 Notices. Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by United States certified mail, postage prepaid, return receipt requested, by Express Mail, by FedEx, or by facsimile transmission to the address of such Party set forth below.

If to Purchaser:

Columbia River Carbonates
Attention: Reed L. Sherar
P.O. Box 2350
300 North Pekin Road
Woodland, WA  98674
Telephone No.:	(360) 225-6505
Facsimile No.:	(360) 225-5082

AGREEMENT—Page 20

    If to Seller:

Select Resources Corporation, Inc.
Attention: James G. Bush, President
4550 California Avenue, Suite 600
Bakersfield, California  93309
Telephone No.:	(661) 864-0500
Facsimile No.:	(661) 864-0600

Any such notice shall be effective upon the day of receipt or, if faxed, on the next Business Day. Any Party may, by notice so delivered, change its address for notice purposes hereunder.

Section 12.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Party; provided, however, (i) Purchaser may assign its right to purchase the Assets to any Person that is an Affiliate of Purchaser but no such assignment shall affect Purchaser’s obligations hereunder, (ii) in the event of any such assignment by a Party by operation of law without the consent of the other Party as required above, such other Party may consent to such assignment after it has occurred and, in such event, this Agreement and all the provisions hereof shall be binding upon the Person receiving such assignment by operation of law.

Section 12.07 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any third party (including but not limited to Sealaska) to any claim, cause of action, remedy, or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

Section 12.08 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument.

Section 12.09 Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Alaska without giving effect to any choice or conflict of law provision or rule (whether of the State of Alaska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alaska.

Section 12.10 Survival. All representations, warranties, covenants, and agreements made in this Agreement or in any exhibit, schedule, certificate, or agreement delivered in accordance with this Agreement will survive any investigation by or on behalf of any party, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.

Section 12.11 Facsimile or Other Signatures. Facsimile or other forms of electronically copied signed documents, and retransmission of any signed facsimile or other forms of electronically copied signed documents, will be the same as delivery of an original, except that the parties

AGREEMENT—Page 21

acknowledge that the instruments to be delivered pursuant to Section 7.01 must be originals and that Ketchikan Title Agency, Inc. must receive an original of the Warranty Deed to be delivered pursuant to Section 7.01(a)(1) in order for Closing to be completed. At the request of any party, the parties will confirm any electronically copied or transmitted signature by signing an original document.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SELLER:	SELECT RESOURCES CORPORATION, INC.,
a Delaware corporation

By: /s/ Maston N. Cunningham
Name:  Maston N. Cunningham
Title:    Chief Executive Officer

PURCHASER:	COLUMBIA RIVER CARBONATES,

a general partnership, registered and authorized to transact business in the State of Washington, of Bleeck Management, Inc., an Oregon corporation authorized to transact business in Alaska, and Northwest Carbonates, Inc., a Delaware corporation authorized to transact business in Alaska

By:           Bleeck Management, Inc.

By:  /s/ Joerg A. Bleeck
Name:  Joerg A. Bleeck
Title:    President

AGREEMENT—Page 22

STATE OF CALIFORNIA )
) ss.
COUNTY OF KERN )

THIS CERTIFIES that on the 21st day of December, 2010, at Bakersfield, California, the foregoing instrument was acknowledged before me by Maston N. Cunningham, Chief Executive Officer of SELECT RESOURCES CORPORATION, INC., a Delaware corporation, on behalf of said corporation.

GIVEN UNDER MY HAND and official seal the day and year last above written.

                                              ____________________________________________
                                              Notary Public in and for  _________________________
                                              Residing at ___________________________________
                                              My Commission expires__________________________

STATE OF WASHINGTON )
) ss.
COUNTY OF COWLITZ )

THIS CERTIFIES that on the 21st day of December, 2010, at Woodland, Washington the foregoing instrument was acknowledged before me by Joerg A. Bleeck, President of BLEECK MANAGEMENT, INC., an Oregon corporation that is a general partner in COLUMBIA RIVER CARBONATES, a general partnership, registered and authorized to transact business in the State of Washington, on behalf of said corporation acting on behalf of said general partnership.

GIVEN UNDER MY HAND and official seal the day and year last above written.

                                              __________________________________________
                                              Notary Public in and for _______________________
                                              Residing at _________________________________
                                              My Commission expires _______________________

AGREEMENT—Page 23

EXHIBIT A

Real Property

The following parcels of property situated in the Petersburg Recording District, First Judicial District, State of Alaska:

PARCEL 1:

Those certain patented placer mining claims known as Log Cabin No. 1 (also known as Marble Creek No. 1) and Marble Creek No. 7, being more particularly described in that certain U.S. Mineral Certificate No. 81 [GLO No. 36664] from the United States of America to Elmer F. Cassel dated June 2, 1903, and recorded on December 21, 1903, in Ketchikan Recording District in Volume 1 of Mining Records at Page 269, as follows: U.S. Mineral Survey 542;

PARCEL 2:

That certain patented placer mining claim known as Log Cabin No. 2, being more particularly described in that certain U.S. Mineral Certificate No. 82 [GLO No. 45969] from the United States of America to Alaska Marble Company dated July 31, 1907, and recorded on May 18, 1908, in Ketchikan Recording District in Volume "C" of Deeds at Page 733, as follows: U.S. Mineral Survey 701;

PARCEL 3:

That certain patented placer mining claim known as Prince of Wales No. 21, being more particularly described in that certain U.S. Patent No. 706742 from the United States of America to Alaska Marble Company dated September 15, 1919, and recorded on May 30, 1920, in Ketchikan Recording District in Volume "I" of Deeds at Page 9, as follows: U.S. Mineral Survey 1050;

PARCEL 4:

Those certain patented placer mining claims known as Prince of Wales Nos. 14, 15, 18, 19 and 20, being more particularly described in that certain U.S. Patent No. 683720 from the United States of America to Alaska Marble Company dated June 6, 1919, and recorded on May 30, 1920, in Ketchikan Recording District in Volume "I" of Deeds at Page 3, as follows: U.S. Mineral Survey 1051;

EXHIBIT A—Page 1

PARCELS 5A, 5B, 5C, 5D, 5E, 5F, 5G, 5H, and 5I:

TRACTS A, B, C, D, E, F, G, H, and I, Alaska State Land Survey No. 96-48 [ASLS 960048], within protracted Sections 2 and 3, Township 66 South, Range 77 East, Copper River Meridian, according to the plat thereof filed on September 15, 2004, as Plat No. 2004-26, Ketchikan Recording District;

Together with all rights, titles, and interests appurtenant thereto or to any part thereof (including but not limited to access rights and water rights).

**********

All of the foregoing enumerated parcels are situated generally within Sections 1, 2, 3, 10, 11, and 12, Township 66 South, Range 77 East, Copper River Meridian.

EXHIBIT A—Page 2

EXHIBIT B

Personal Property

All of the following:

(1)	all of the Equipment, Fixtures, and Inventories.

(2)	all of the Information.

(3)	all of the Permits.

(4)	all rights to any and all proceeds of condemnation or inverse condemnation of any of the Assets.

(5)	all rights to any and all insurance proceeds for any damage to or destruction or loss of any of the Assets prior to Closing.

(6)	all claims of Sealaska Corporation or Seacal, LLC or Seller against third parties relating to any of the Assets (whether choate or inchoate, known or unknown, contingent or noncontingent).

**********

For purposes of this Exhibit B (describing the Personal Property), the following terms have the following meanings:

"Assets" means the Real Property and the Personal Property.

"Calder Mine Business" means the business of owning and operating the Assets.

"Closing" means the date of execution of the instrument to which this Exhibit B is attached.

"Equipment, Fixtures, and Inventories" means all buildings, structures, plants, processing facilities, installed equipment, office trailers, office equipment, trailer camps, furnishings, kitchen facilities, pipelines, electric power equipment and facilities, telecommunications equipment and facilities, fuel tanks, waste facilities, docks, mining equipment, crushers, conveyors, trucks, vans, hoppers, trailers, all-terrain vehicles, and other items as are affixed to or situated upon the Real Property or Tidelands Lease ADL-106300 at Closing (but including wherever situated the items described on Schedule 1 attached to Exhibit B), together with

EXHIBIT B—Page 1

(1) all fuel, tools, and parts held by Seller for or in connection with any of the foregoing, (2) all warranties (if any) and software licenses (if any) respecting any of the foregoing, and (3) all extracted rock or rock products that have been severed from the Real Property and that remain situated on the Real Property or Tidelands Lease ADL-106300 or in storage at Craig Storage on Prince of Wales Island at Closing.

"Information" means all of the drill core, rock samples, data, maps, files, and records (whether in written, tabular, electronic, photographic, or other form and wherever situated) relating to any or all of the following: the geology of the Real Property or adjoining or nearby lands; the sampling, drilling, mapping, or other analysis (whether of a geologic, chemical, metallurgical, physical, engineering, environmental, or other nature or type) of the Real Property or adjoining or nearby lands, or of samples obtained therefrom; identification or calculation of reserves or resources; engineering associated with the Assets or the Calder Mine Business; construction of improvements on the Real Property or Tidelands Lease ADL-106300 or otherwise for or in connection with the Calder Mine Business; acquisition and maintenance of title to the Real Property; purchase, operation, maintenance, repair, and replacement of the Equipment, Fixtures, and Inventories; acquisition of, and compliance or noncompliance with, all Permits; the mining, processing, transport, shipping, marketing, and sale of minerals or mineral products derived from the Real Property; and the conduct of reclamation or remediation activities in connection with the Calder Mine Business; excluding, however, (a) any and all emails sent or received by Seller respecting the Assets or the Calder Mine Business and (b) any and all confidential and proprietary reports of Seller respecting the Assets or the Calder Mine Business.

"Permits" means any and all easements, permits, authorizations, determinations, approvals, licenses, exemptions, variances, and orders that are currently in effect and held by Seller in connection with the Assets or the Calder Mine Business.

"Real Property" means the real property described in Exhibit A.

"Tidelands Lease ADL-106300" means that certain Tidelands Lease ADL-106300 effective June 1, 1999, and recorded on July 8, 1999, at Book 64, Pages 20-33, Petersburg Recording District, as amended, or its equivalent.

[SCHEDULES AND ADDITIONAL EXHIBITS OMITTED]

EXHIBIT B—Page 2